Exhibit 99.1

FOR IMMEDIATE RELEASE
Comscore Reports Second Quarter 2025 Results
RESTON, Va., August 5, 2025 – Comscore, Inc. (Nasdaq: SCOR), a trusted partner for planning, transacting and evaluating media across platforms, today reported financial results for the quarter ended June 30, 2025.
"Our execution through the first half of the year has been solid as we continue to build the future of cross-platform measurement," said Jon Carpenter, CEO. "Our second quarter results are underpinned by 60% growth in cross-platform revenue alongside another quarter of double-digit growth in our local TV offering - the only MRC-accredited local TV offering available to the marketplace. As we look ahead, we remain bullish on our cross-platform growth trajectory and are maintaining our previous full-year guidance."
Business and Financial Highlights
•Revenue for the second quarter was $89.4 million compared to $85.8 million in Q2 2024
◦60% growth in cross-platform solutions, driven by Proximic and adoption of our cross-platform content measurement offering
◦Double-digit growth in local TV driven by key renewals and new business
•Net loss of $9.5 million compared to $1.7 million in Q2 2024, primarily due to foreign currency fluctuations, income taxes and interest on our senior debt
•Adjusted EBITDA1 of $8.9 million compared to $7.2 million in Q2 2024, up 25% year over year
•Earned expanded U.S. JIC certification; Comscore remains the only offering in market that is both MRC accredited and JIC certified
Second Quarter Summary Results
Revenue in the second quarter was $89.4 million, up 4.1% from $85.8 million in Q2 2024. Content & Ad Measurement revenue increased 6.3% compared to the prior-year quarter, driven by higher renewals and new business in local TV and an increase in our cross-platform revenue. Additionally, within our syndicated audience solutions, we closed and delivered on a key contract with a large enterprise media client that resulted in revenue being recognized earlier in the year than we anticipated. These increases were offset by lower revenue from our national TV and syndicated digital products. Research & Insight Solutions revenue declined 7.4% from Q2 2024, primarily due to lower deliveries of certain custom digital products.
Our core operating expenses, which include cost of revenues, sales and marketing, research and development and general and administrative expenses, were $90.4 million, an increase of 4.6% from $86.5 million in Q2 2024, primarily due to higher employee compensation partially offset by lower data costs.
Net loss for the quarter was $9.5 million compared to $1.7 million in Q2 2024, resulting in net loss margins of 10.6% and 2.0% of revenue, respectively. After accounting for dividends on our convertible preferred stock, loss per share attributable to common shares was $(2.73) and $(1.19) for Q2 2025 and Q2 2024, respectively.
Non-GAAP adjusted EBITDA for the quarter was $8.9 million, compared to $7.2 million in Q2 2024, resulting in adjusted EBITDA margins of 10.0% and 8.3%, respectively. Due to volatility in foreign currency exchange rates (FX), in the first quarter of 2025 we modified our adjusted EBITDA metric (as well as comparable prior periods) to exclude the impact of foreign currency transactions. As revised, adjusted EBITDA and adjusted EBITDA margin exclude depreciation and amortization, net interest expense, income taxes, impairment charges, stock-based compensation expense, transformation costs, restructuring costs, change in fair value of contingent consideration liability, gain/loss from foreign currency transactions and other items as presented in the accompanying tables.
1 Adjusted EBITDA and adjusted EBITDA margin are non-GAAP measures defined in the "Second Quarter Summary Results" section and are reconciled to net income (loss) and net income (loss) margin in the addendum of this release.

Balance Sheet and Liquidity
As of June 30, 2025, cash, cash equivalents and restricted cash totaled $29.5 million, including $3.5 million in restricted cash. Outstanding debt principal under our senior secured term loan was $44.8 million. We had no outstanding borrowings under our revolving credit facility as of June 30, 2025, with a remaining borrowing capacity of $15.0 million.
2025 Outlook
Based on current trends and expectations, we are maintaining our full-year revenue and adjusted EBITDA guidance from the previous quarter. We believe this guidance reflects a balanced view of our growth opportunities, particularly in local TV and cross-platform, offset by declines we expect in syndicated digital and other areas. We expect revenue in the third quarter to be roughly flat to the prior year, after taking into account the timing of revenue recognition from the key contract described above.
We do not provide GAAP net income (loss) or net income (loss) margin on a forward-looking basis because we are unable to predict with reasonable certainty our future stock-based compensation expense, fair value adjustments, variable interest expense, litigation and restructuring expense, foreign currency transaction impact, and any unusual gains or losses without unreasonable effort. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. For this reason, we are unable without unreasonable effort to provide a reconciliation of adjusted EBITDA or adjusted EBITDA margin to the most directly comparable GAAP measure, GAAP net income (loss) and net income (loss) margin, on a forward-looking basis.
Conference Call Information for Today, Tuesday, August 5, 2025 at 5:00 p.m. ET
Management will host a conference call to discuss the results on Tuesday, August 5, 2025 at 5:00 p.m. ET. The live audio webcast along with supplemental information will be accessible at ir.comscore.com/events-presentations. Participants can obtain dial-in information by registering for the call at the same web address and are advised to register in advance of the call to avoid delays. Following the conference call, a replay will be available via webcast at ir.comscore.com/events-presentations.
About Comscore
Comscore is a global, trusted partner for planning, transacting and evaluating media across platforms. With a data footprint that combines digital, linear TV, over-the-top and theatrical viewership intelligence with advanced audience insights, Comscore empowers media buyers and sellers to quantify their multiscreen behavior and make meaningful business decisions with confidence. A proven leader in measuring digital and TV audiences and advertising at scale, Comscore is the industry's emerging, third-party source for reliable and comprehensive cross-platform measurement.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal and state securities laws, including, without limitation, our expectations, forecasts, plans and opinions regarding expected revenue and adjusted EBITDA margin for 2025, revenue drivers and growth opportunities, the timing of revenue recognition, demand for our products, and industry factors and economic conditions. These statements involve risks and uncertainties that could cause actual events to differ materially from expectations, including, but not limited to, changes in our business and customer, partner and vendor relationships and contracts; external market conditions and competition; continued changes or declines in ad spending or other macroeconomic factors; evolving trade policies and privacy and regulatory standards; product adoption rates; and our ability to achieve our expected strategic, financial and operational plans. For additional discussion of risk factors, please refer to our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other filings that we make from time to time with the U.S. Securities and Exchange Commission (the "SEC"), which are available on the SEC's website (www.sec.gov).
Investors are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. We do not intend or undertake, and expressly disclaim, any duty or obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the date of this press release, or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Measures
To provide investors with additional information regarding our financial results, we are disclosing in this press release adjusted EBITDA and adjusted EBITDA margin, which are non-GAAP financial measures used by our management to understand and evaluate our core operating performance and trends. We believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results, as they permit our investors to view our core business performance using the same metrics that management uses to evaluate our performance. Nevertheless, our use of these non-GAAP financial measures has limitations as an analytical tool, and investors should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. Instead, you should consider these measures alongside GAAP-based financial performance measures, net income (loss), net income (loss) margin, various cash flow metrics, and our other GAAP financial results. Set forth below are reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures, net income (loss) and net income (loss) margin. These reconciliations should be carefully evaluated.

Media
Marie Scoutas
Comscore, Inc.
press@comscore.com

Investors
John Tinker
Comscore, Inc.
212-203-2129
jtinker@comscore.com

COMSCORE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of	As of
	June 30, 2025	December 31, 2024
(In thousands, except share and per share data)	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$25,993	$29,937
Restricted cash	3,533	3,531
Accounts receivable, net of allowances of $467 and $462, respectively	54,442	64,266
Prepaid expenses and other current assets	12,483	10,323
Total current assets	96,451	108,057
Property and equipment, net	45,846	47,116
Operating right-of-use assets	11,379	13,173
Deferred tax assets	2,809	2,624
Intangible assets, net	3,793	5,058
Goodwill	248,467	246,010
Other non-current assets	7,141	8,209
Total assets	$415,886	$430,247
Liabilities, Convertible Redeemable Preferred Stock and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable	$15,167	$16,471
Accrued expenses	42,006	35,013
Contract liabilities	43,050	45,464
Accrued dividends	17,895	8,962
Customer advances	7,320	9,566
Current operating lease liabilities	8,433	8,598
Other current liabilities	5,915	7,230
Total current liabilities	139,786	131,304
Secured term loan	39,990	40,718
Non-current operating lease liabilities	11,127	14,805
Non-current portion of accrued data costs	28,219	33,551
Deferred tax liabilities	1,422	891
Other non-current liabilities	9,541	9,771
Total liabilities	230,085	231,040
Commitments and contingencies
Convertible redeemable preferred stock, $0.001 par value; 104,000,000 shares authorized as of June 30, 2025 and 100,000,000 shares authorized as of December 31, 2024; 95,784,903 shares issued and outstanding as of June 30, 2025 and December 31, 2024; aggregate liquidation preference of $254,665 as of June 30, 2025, and $245,732 as of December 31, 2024	207,470	207,470
Stockholders' equity (deficit):
Preferred stock, $0.001 par value; 1,000,000 shares authorized as of June 30, 2025 and 5,000,000 shares authorized as of December 31, 2024; no shares issued or outstanding as of June 30, 2025 or December 31, 2024	—	—
Common stock, $0.001 par value; 16,750,000 shares authorized as of June 30, 2025 and 13,750,000 shares authorized as of December 31, 2024; 5,353,019 shares issued and 5,014,780 shares outstanding as of June 30, 2025, and 5,228,814 shares issued and 4,890,575 shares outstanding as of December 31, 2024	5	5
Additional paid-in capital	1,715,149	1,714,052
Accumulated other comprehensive loss	(10,153)	(18,068)
Accumulated deficit	(1,496,686)	(1,474,268)
Treasury stock, at cost, 338,239 shares as of June 30, 2025 and December 31, 2024	(229,984)	(229,984)
Total stockholders' equity (deficit)	(21,669)	(8,263)
Total liabilities, convertible redeemable preferred stock and stockholders' equity (deficit)	$415,886	$430,247

COMSCORE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except share and per share data)	2025	2024	2025	2024
Revenues	$89,389	$85,837	$175,098	$172,632

Cost of revenues (1) (2)	53,099	51,953	104,846	102,020
Selling and marketing (1) (2)	16,663	14,812	31,466	30,176
Research and development (1) (2)	7,804	8,373	15,922	17,140
General and administrative (1) (2)	12,872	11,334	25,347	24,547
Amortization of intangible assets	632	800	1,264	1,601
Restructuring	—	493	—	953
Total expenses from operations	91,070	87,765	178,845	176,437
Loss from operations	(1,681)	(1,928)	(3,747)	(3,805)
(Loss) gain from foreign currency transactions	(3,803)	(248)	(5,546)	715
Interest expense, net	(1,553)	(444)	(3,311)	(1,016)
Other income, net	—	376	—	651
Loss before income taxes	(7,037)	(2,244)	(12,604)	(3,455)
Income tax (provision) benefit	(2,455)	536	(881)	693
Net loss	$(9,492)	$(1,708)	$(13,485)	$(2,762)
Net loss available to common stockholders:
Net loss	$(9,492)	$(1,708)	$(13,485)	$(2,762)
Convertible redeemable preferred stock dividends	(4,494)	(4,244)	(8,933)	(8,484)
Total net loss available to common stockholders	$(13,986)	$(5,952)	$(22,418)	$(11,246)
Net loss per common share:
Basic and diluted	$(2.73)	$(1.19)	$(4.41)	$(2.28)
Weighted-average number of shares used in per share calculation - Common Stock:
Basic and diluted	5,114,830	4,991,496	5,078,069	4,938,464
Comprehensive loss:
Net loss	$(9,492)	$(1,708)	$(13,485)	$(2,762)
Other comprehensive loss:
Foreign currency cumulative translation adjustment	5,276	(110)	7,915	(2,097)
Total comprehensive loss	$(4,216)	$(1,818)	$(5,570)	$(4,859)

(1) Excludes amortization of intangible assets, which is presented as a separate line item.
(2) Stock-based compensation expense is included in the line items above as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Cost of revenues	$399	$156	$561	$399
Selling and marketing	383	139	507	279
Research and development	239	105	336	285
General and administrative	727	611	1,082	1,426
Total stock-based compensation expense	$1,748	$1,011	$2,486	$2,389

COMSCORE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
(In thousands)	2025	2024
Operating activities:
Net loss	$(13,485)	$(2,762)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation	11,674	10,657
Non-cash operating lease expense	2,500	2,653
Stock-based compensation expense	2,486	2,389
Amortization expense of finance leases	1,857	1,656
Amortization of intangible assets	1,264	1,601
Deferred tax provision (benefit)	538	(365)
Other	1,311	453
Changes in operating assets and liabilities:
Accounts receivable	11,255	9,322
Prepaid expenses and other assets	(1,077)	492
Accounts payable, accrued expenses and other liabilities	515	(1,584)
Contract liabilities and customer advances	(4,460)	(4,151)
Operating lease liabilities	(4,384)	(4,758)
Net cash provided by operating activities	9,994	15,603

Investing activities:
Capitalized internal-use software costs	(10,868)	(11,664)
Purchases of property and equipment	(524)	(456)
Net cash used in investing activities	(11,392)	(12,120)

Financing activities:
Principal payments on finance leases	(1,609)	(1,161)
Principal payments on insurance financing	(1,321)	—
Contingent consideration payment at initial value	(859)	(3,704)
Payment of financing and debt issuance costs	(559)	—
Principal payments of term loan	(225)	—
Payments of line of credit	—	(6,000)
Other	(3)	(95)
Net cash used in financing activities	(4,576)	(10,960)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2,032	(616)
Net decrease in cash, cash equivalents and restricted cash	(3,942)	(8,093)
Cash, cash equivalents and restricted cash at beginning of period	33,468	22,936
Cash, cash equivalents and restricted cash at end of period	$29,526	$14,843

	As of June 30,
	2025	2024
Cash and cash equivalents	$25,993	$14,655
Restricted cash	3,533	188
Total cash, cash equivalents and restricted cash	$29,526	$14,843

Reconciliation of Non-GAAP Financial Measures
The following table presents a reconciliation of GAAP net loss and net loss margin to non-GAAP adjusted EBITDA and adjusted EBITDA margin for each of the periods identified. Beginning in 2025 and for comparable prior periods, adjusted EBITDA is presented excluding the impact of foreign currency transactions, as described above.

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2025 (Unaudited)	2024 (Unaudited)	2025 (Unaudited)	2024 (Unaudited)
GAAP net loss	$(9,492)	$(1,708)	$(13,485)	$(2,762)

Depreciation	5,869	5,409	11,674	10,657
Income tax provision (benefit)	2,455	(536)	881	(693)
Interest expense, net	1,553	444	3,311	1,016
Amortization expense of finance leases	948	1,012	1,857	1,656
Amortization of intangible assets	632	800	1,264	1,601
EBITDA	1,965	5,421	5,502	11,475

Adjustments:
Loss (gain) from foreign currency transactions	3,803	248	5,546	(715)
Stock-based compensation expense	1,748	1,011	2,486	2,389
Transformation costs (1)	1,035	—	2,042	75
Amortization of cloud-computing implementation costs	364	362	709	724
Restructuring	—	493	—	953
Other (2)	—	(377)	—	(574)
Non-GAAP adjusted EBITDA	$8,915	$7,158	$16,285	$14,327
Net loss margin (3)	(10.6)%	(2.0)%	(7.7)%	(1.6)%
Non-GAAP adjusted EBITDA margin (4)	10.0%	8.3%	9.3%	8.3%
(1) Transformation costs represent (1) expenses incurred prior to formal launch of identified strategic projects with anticipated long-term benefits to the company, generally relating to third-party professional fees and non-capitalizable technology costs tied directly to the identified projects, and (2) severance costs associated with the reorganization of our teams in connection with the identified projects.
(2) Adjustments to Other primarily reflect non-cash changes in the fair value of warrants liability included in other income, net and changes in the fair value of contingent consideration liability included in general and administrative expense on our Condensed Consolidated Statements of Operations and Comprehensive Loss.
(3) Net loss margin is calculated by dividing net loss by revenues reported on our Condensed Consolidated Statements of Operations and Comprehensive Loss for the applicable period.
(4) Non-GAAP adjusted EBITDA margin is calculated by dividing adjusted EBITDA by revenues reported on our Condensed Consolidated Statements of Operations and Comprehensive Loss for the applicable period.

Revenues
Revenues from our offerings of products and services are as follows:

	Three Months Ended June 30,
(In thousands)	2025 (Unaudited)	% of Revenue	2024 (Unaudited)	% of Revenue	$ Variance	% Variance
Content & Ad Measurement
Syndicated Audience (1)	$63,953	71.5%	$64,189	74.8%	$(236)	(0.4)%
Cross-Platform	12,800	14.3%	8,000	9.3%	4,800	60.0%
Total Content & Ad Measurement	76,753	85.9%	72,189	84.1%	4,564	6.3%
Research & Insight Solutions	12,636	14.1%	13,648	15.9%	(1,012)	(7.4)%
Total revenues	$89,389	100.0%	$85,837	100.0%	$3,552	4.1%

(1) Syndicated Audience revenue includes revenue from our movies business, which grew from $9.3 million in the second quarter of 2024 to $9.6 million in the second quarter of 2025.

	Six Months Ended June 30,
(In thousands)	2025 (Unaudited)	% of Revenue	2024 (Unaudited)	% of Revenue	$ Variance	% Variance
Content & Ad Measurement
Syndicated Audience (1)	$127,457	72.8%	$128,789	74.6%	$(1,332)	(1.0)%
Cross-Platform	22,462	12.8%	16,020	9.3%	6,442	40.2%
Total Content & Ad Measurement	149,919	85.6%	144,809	83.9%	5,110	3.5%
Research & Insight Solutions	25,179	14.4%	27,823	16.1%	(2,644)	(9.5)%
Total revenues	$175,098	100.0%	$172,632	100.0%	$2,466	1.4%

(1) Syndicated Audience revenue includes revenue from our movies business, which grew from $18.4 million in the six months ended June 30, 2024 to $19.0 million in the six months ended June 30, 2025.